Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following registration statements of Procera Networks, Inc.:

•	Registration Statement on Form S-8 (No. 333-186671) pertaining to the Procera Networks, Inc. Inducement Grant Option Agreements, dated January 9, 2013
•	Registration Statement on Form S-3 (No. 333-186670) pertaining to common stock issued or issuable by Procera Networks, Inc.
•	Registration Statement on Form S-8 (No. 333-183611) pertaining to the 2007 Equity Incentive Plan
•	Registration Statement on Form S-3 (No. 333-180836) pertaining to common stock issued or issuable by Procera Networks, Inc.
•	Registration Statement on Form S-3 (No. 333-180141) pertaining to common stock issued or issuable by Procera Networks, Inc.
•	Registration Statement on Form S-8 (No. 333-176191) pertaining to the 2007 Equity Incentive Plan
•	Registration Statement on Form S-8 (No. 333-165464) pertaining to the 2003 Stock Option Plan, Amended 2004 Stock Option Plan and the 2007 Equity Incentive Plan
•	Registration Statement on Form S-8 (No. 333-147944) pertaining to the 2003 Stock Option Plan and Amended 2004 Stock Option Plan

of our reports dated March 14, 2013, with respect to the consolidated financial statements and schedule of Procera Networks, Inc., and the effectiveness of internal control over financial reporting of Procera Networks, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2012.

/s/ Ernst & Young LLP

Redwood City, California
March 14, 2013